PARENT GUARANTY

This Parent Guaranty (this “Guaranty”) is made as of October 25, 2013 by Independence Realty Trust, Inc., a Maryland corporation (“Guarantor”), to and for the benefit of The Huntington National Bank and its successors and assigns (the “Lender”) and to and for the benefit of the counterparties to those certain “Hedge Contracts” giving rise to the “Related Swap Obligations” (each as defined in the Credit Agreement), if any, to the extent that any such counterparty is either Lender or an Affiliate of Lender (collectively, the “Related Creditors” and, with the Lender, the “Credit Parties”).

RECITALS

A. Independence Realty Operating Partnership, LP, a limited partnership formed under the laws of the State of Delaware (“Borrower”) and Guarantor have requested that the Lender make a secured credit facility available to Borrower in an aggregate principal amount of up to $20,000,000 (the “Facility”).

B. The Lender has agreed to make the Facility available to Borrower pursuant to the terms and conditions set forth in a Secured Revolving Credit Agreement of even date herewith between Borrower and the Lender (as amended, modified or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C. Borrower has executed and delivered or will execute and deliver to the Lender a promissory note in the maximum principal amount of $20,000,000 as evidence of Borrower’s indebtedness to Lender with respect to the Facility (the promissory note described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, is collectively referred to herein as the “Note”).

D. Guarantor is the general partner of Borrower. Guarantor acknowledges that the extension of credit by the Lender to Borrower pursuant to the Credit Agreement will benefit Guarantor by enhancing the financial strength of the consolidated group of which Guarantor and Borrower are members. The execution and delivery of this Guaranty by Guarantor are conditions precedent to the performance by the Lender of its obligations under the Credit Agreement.

AGREEMENTS

NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

1. Guarantor absolutely, unconditionally, and irrevocably guaranties to the Lender:

(a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums that may now be or may hereafter become due and owing under the Note, the Credit Agreement, and the other Loan Documents;

(b) prompt payment of the Related Swap Obligations;

(c) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(d) the full, complete, and punctual observance, performance, and satisfaction of all of Borrower’s liabilities, obligations and debts to the Credit Parties Lender, now existing or hereinafter incurred or created under Hedge Contracts or pursuant to the Loan Documents, whether any such indebtedness is due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery on such indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a), (b) and (c) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”

2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by the Lender or the holder of the Note or a Related Swap Obligation, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Note, the Credit Agreement, the other Loan Documents, or the applicable Hedge Contract, as the case may be.

3. Except as prohibited by applicable law or as otherwise expressly set forth in the Loan Documents, Guarantor waives any right to require Lender or any other Credit Party: (a) to make presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Facility Indebtedness or of any nonpayment related to any collateral securing the Facility Indebtedness, or notice of any action or nonaction on the part of Borrower, any other guarantor, any surety or endorser in connection with the Facility Indebtedness, Obligations, or in connection with the creation of new or additional loans or obligations; (b) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (c) to proceed directly against any collateral securing the Facility Indebtedness, any other guarantor, or any other person; (d) to give notice of the terms, time, and place of any public or private sale of any personal property collateral, or to comply with any other applicable provisions of the Uniform Commercial Code; (e) to pursue any other remedy within Lender’s or any other Credit Party’s power; or (f) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever. In addition, Guarantor hereby waives (i) any defense (other than defense of payment) or right of set-off that Guarantor may have against Borrower or which Guarantor or Borrower may have against the Credit Parties or the holder of the Note, and (ii) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto. Credit may be granted or continued from time to time by the Credit Parties to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Credit Parties shall have no obligation to disclose or discuss with Guarantor the Credit Parties’ assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Credit Parties to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Credit Parties except as expressly set forth in a writing duly signed and delivered on behalf of the Credit Parties. Guarantor further agrees that any exculpatory language contained in the Credit Agreement, the Note, and the other Loan Documents or in the Hedge Contracts giving rise to the Related Swap Obligations shall in no event apply to this Guaranty, and will not prevent the Credit Parties from proceeding against Guarantor to enforce this Guaranty.

4. Guarantor further agrees that Guarantor’s liability as guarantor shall in no way be impaired by any renewals or extensions that may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by the Lender under the Credit Agreement, or any other Loan Documents, or any waiver by the Related Creditors under any Hedge Contracts giving rise to the Related Swap Obligations, or by the Credit Parties’ failure or election not to pursue any other remedies it may have against Borrower, or by any change or modification in the Note, the Credit Agreement, any other Loan Documents, or the Hedge Contracts giving rise to the Related Swap Obligations, or by the acceptance by the Credit Parties of any security or any increase, substitution or change therein, or by the release by the Credit Parties of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness (unless such payment was expressly directed to be applied to the Facility Indebtedness and such direction was made in accordance with the Loan Documents), even though the Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all Facility Indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, the other Loan Documents, this Guaranty, and the Hedge Contracts giving rise to the Related Swap Obligations have been performed, notwithstanding any act or thing that might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that the Lender may at any time enter into agreements with Borrower and/or any other guarantor to amend or modify the Note, the Credit Agreement, any of the other Loan Documents, or the Hedge Contracts giving rise to the Related Swap Obligations, and may waive or release any provision or provisions of the Note, the Credit Agreement, any other Loan Document, or the Hedge Contracts giving rise to the Related Swap Obligations, and, with reference to such instruments, may make and enter into any such agreement or agreements as the Credit Parties, Borrower and such other guarantors may deem proper and desirable, without in any manner impairing this Guaranty or any of the Credit Parties’ rights hereunder or any of Guarantor’s obligations hereunder.

5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Guarantor agrees that this Guaranty may be enforced by the Credit Parties without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with the Note, the Credit Agreement, any of the other Loan Documents or the Hedge Contracts giving rise to the Related Swap Obligations, or by or resorting to any other guaranties, and Guarantor hereby waives the right to require the Credit Parties to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Credit Parties from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Note, the Credit Agreement, any other Loan Documents or the Hedge Contracts giving rise to the Related Swap Obligations, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or any other guarantor under the Note, the Credit Agreement, or any other Loan Document, or under the Hedge Contracts giving rise to the Related Swap Obligations, or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, the Credit Agreement, or any other Loan Document, or pursuant to any Hedge Contract giving rise to the Related Swap Obligations is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to the Lender had not been made, regardless of whether the Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6. This Guaranty shall be assignable by the Lender to any assignee of all or a portion of the Lender’s rights under the Loan Documents or the Hedge Contracts pursuant to and in accordance with the Credit Agreement or by any Related Creditor to any assignee of all or a portion of such Related Creditor’s rights under any Hedge Contract.

7. If: (i) this Guaranty, the Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent any Credit Party in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, the Note, the Credit Agreement, any Loan Document, or the Hedge Contracts giving rise to the Related Swap Obligations; (iii) an attorney is retained to enforce any of the other Loan Documents or a Hedge Contract or to provide advice or other representation with respect to the Loan Documents or a Hedge Contract in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Lender in any other legal proceedings whatsoever in connection with this Guaranty, the Note, the Credit Agreement, any of the Loan Documents, or the Hedge Contracts giving rise to the Related Swap Obligations, or any property securing the Facility Indebtedness thereto (other than any action or proceeding brought by any Loan Party against the Lender alleging a breach by the Lender of its duties under the Loan Documents), then Guarantor shall pay to the Lender upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8. The parties hereto intend that each provision in this Guaranty comports with all applicable law. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of competent jurisdiction to violate any applicable law or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness.  Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated indebtedness at any time when a Default has occurred and is continuing beyond any applicable notice and cure period under the Credit Agreement or the Loan Documents, and any such payments to Guarantor made while such event has occurred and is continuing on account of such subordinated Indebtedness shall be collected and received by Guarantor in trust for the Lender and shall be paid over to the Lender or the applicable Related Creditor, as the case may be, on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10. Guarantor hereby subordinates to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantor may have against Borrower or any other guarantor arising from a payment made by Guarantor under this Guaranty and agrees that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or the Lender or any right of Guarantor or the Lender to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lender for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to the Lender for its security and as an inducement for its extension of credit to Borrower.

11. Any amounts received by the Lender from any source on account of any Facility Indebtedness shall be applied by the Lender toward the payment of such Facility Indebtedness, and in such order of application as is set forth in the Credit Agreement.

12. Guarantor hereby submits to personal jurisdiction in the State of Ohio for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of either any state court in Cleveland, Ohio or the United States District Court sitting in Cleveland, Ohio, in any action, suit, or proceeding that the Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Ohio and hereby waives any objection that Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph 12 shall not be deemed to preclude the Lender from filing any such action, suit, or proceeding in any other appropriate forum.

13. All notices and other communications provided to any party hereto under this Guaranty shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

To Guarantor:

c/o RAIT Financial Trust
2929 Arch Street, 17th Floor
Philadelphia, PA 19104
Attention: Jamie Reyle, Esquire,
Senior Vice President – Corporate Counsel
Telephone: 215-243-9019
Facsimile: 215-405-2945

With a copy to:
Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
Attention: Telephone: Facsimile:	Brian L. Murland, Esq. 215-731-9450 215-735-2513

To Lender:

200 Public Square, Suite 700
Cleveland, OH 44114
Attention: Mike Mitro
Phone:	216-515-6983

Facsimile: 877-203-6964

With a copy to:

Dentons US LLP
233 South Wacker Drive, Suite 7800
Chicago, Illinois 60606
Attention: Telephone: Facsimile:	Patrick G. Moran, Esq. (312) 876-8132 (312) 876-7934

14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor and shall inure to the benefit of the Lender’s successors and assigns.

15. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Ohio without any regard to conflict of law principles that would result in the application of any law other than the laws of Ohio.

16. GUARANTOR ACKNOWLEDGES AND AGREES THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING WITH RESPECT TO THIS GUARANTY, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, GUARANTOR AGREES THAT, NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER GUARANTOR BELIEVES AND AGREES THAT IT SHALL BE IN GUARANTOR’S BEST INTERESTS TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVES SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE, OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS GUARANTY OR THE RELATIONSHIP AMONG BORROWER, LENDER, ANY OTHER GUARANTOR, AND GUARANTOR, WHETHER NOW EXISTING OR HEREAFTER ARISING, OR WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Parent Guaranty as of the date first written above.

INDEPENDENCE REALTY TRUST, INC., a Maryland corporation

By: Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

By: /s/ James J. Sebra
Name: James J. Sebra
Title: Treasurer